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EXHIBIT 16.1


January 24, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated January 22, 2002 for registrant, LA JOLLA FRESH SQUEEZED COFFEE CO., INC., and are in agreement with the statements in contained therein.

Very truly yours,



/s/ McKennon, Wilson & Morgan LLP